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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We hereby consent to the incorporation by reference in the Registration Statement of Houston Industries Incorporated on Form S-8 and the Post-Effective Amendment No. 1 to Form S-8 (File No. 33-38344) of our report dated June 16, 1995 appearing in the Annual Report on Form 11-K of the Houston Industries Incorporated Savings Plan for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 1995